Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Forms S-3 No. 333-138521 and S-8 No. 333-126958 and No.333-140042 of our report dated November 6, 2008, relating to the financial statements of BGS Smartcard Systems Aktiengesellschaft for the year ended December 31, 2007, appearing in this Current Report on Form 8-K/A of Net 1 UEPS Technologies, Inc.

/s/ Deloitte & Touche (AT).

Deloitte & Touche (AT)
Independent Auditor

Vienna, Austria
November 6, 2008